UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2019 (January 7, 2019)

OPTIMUMBANK HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-50755	55-0865043
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2477 East Commercial Boulevard, Fort Lauderdale, FL 33308

(Address of Principal Executive Offices) (Zip Code)

(954) 776-2332

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on November 14, 2018, OptimumBank Holdings, Inc. (the “Company”) received a letter from the staff of The NASDAQ Stock Market LLC (“Nasdaq”) indicating that the staff of Nasdaq had reviewed two stock issuances by the Company, and had determined that the issuances did not comply with Nasdaq Rule 5635(c) (the “Rule”), as described more fully below.

In order to address this issue, the Company submitted a compliance plan to Nasdaq pursuant to which the Company proposed to treat the two transactions as equity awards under the Company’s 2018 Equity Incentive Plan. On January 7, 2018, the staff of Nasdaq informed the Company that its compliance plan had been accepted.

The two stock issuances were as follows:

First Transaction

The first transaction consisted of the sale of 20,814 shares of common stock to Moishe Gubin, a director of the Company, on March 30, 2018 at a price of $2.21 per share. The market price on that date was $4.12 per share.

The Company has agreed to treat this transaction as an equity award to Mr. Gubin under the Plan. To reflect this treatment, the Company has reduced the number of shares available under the Plan to cover the issuance of the shares.

Second Transaction

The second transaction consisted of the issuance of 79,186 shares of common stock in exchange for 7 shares of the Company’s preferred stock, effective on April 9, 2018. The liquidation value of the preferred shares on the date of the exchange was $175,000, which was equivalent to a price of $2.21 for each common share that was issued. The market price of the common stock on the date of the exchange was $4.12 per share.

The Company has agreed to treat this transaction as an equity award to Mr. Gubin under the Plan. To reflect this treatment, the Company has reduced the number of shares available under the Plan to cover the issuance of the shares.

Effect on Plan

The Plan permits the Company to issue awards covering up to 250,000 shares of the Company’s common stock. Based on the treatment of the two transactions as equity awards under the Plan, the number of shares available for issuance under the Plan has been reduced to 150,000 shares.

This Current Report on Form 8-K contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this Current Report on Form 8-K may not occur. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of the Company’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that the Company may make, or projections involving anticipated revenues, earnings or other aspects of the Company’s operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. The Company intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. The Company cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond the Company’s control, that may influence the accuracy of the statements and the projections upon which the statements are based. All cautionary statements made in this Current Report on Form 8-K should be read as being applicable to all related forward-looking statements wherever they appear.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 10, 2019	By:	/s/ Timothy Terry
Timothy Terry
Principal Executive Officer